Exhibit 23.5

May 15, 2014

Agrium Inc.

13131 Lake Fraser Drive S.E.

Calgary, AB T2J 7E8

Ladies and Gentlemen:

Re: Registration Statement on Form S-8

Reference is made to the Registration Statement on Form S-8 (the “Registration Statement”) filed by Agrium Inc. (the “Corporation”) under the Securities Act of 1933, as amended.

I, Erika D. Stoner, P. Eng., a qualified person, am responsible for preparing or supervising the preparation of certain sections of the technical report entitled “National Instrument 43-101 Technical Report on Vanscoy Potash Operations” dated February 15, 2012 and having an effective date of December 31, 2011 (the “Technical Report”).

I hereby consent to the inclusion and incorporation by reference in the Registration Statement, including any amendments thereto and any documents incorporated by reference therein, of references to and information derived from the Technical Report, and to the use of my name in the Registration Statement.

Yours truly,

/S/ Erika D. Stoner
Erika D. Stoner, P. Eng.